                                                                     Exhibit 3.1
                                                                          Page 1

                               State of Delaware

                        OFFICE OF THE SECRETARY OF STATE


                         ------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "FIGGIE INTERNATIONAL INC.", CHANGING ITS NAME FROM "FIGGIE INTERNATIONAL INC." TO "SCOTT TECHNOLOGIES, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF MAY, A.D. 1998, AT 12 O'CLOCK P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.








                                     /s/ Edward J. Freel
                                    -------------------------------------
                                    Edward J. Freel, Secretary of State

2008620 8100                       AUTHENTICATION:   9099304

981197923                                    DATE:   05-26-98
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                        FORM OF CERTIFICATE OF AMENDMENT
                                       TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           FIGGIE INTERNATIONAL INC.

             PURSUANT TO SECTION 103 AND SECTION 242 OF THE GENERAL
                                  CORPORATION
                          LAW OF THE STATE OF DELAWARE


         The undersigned, Glen W. Lindemann and Debra L. Kackley certify that they are the President and Secretary, respectively, of Figgie International Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and do hereby further certify as follows:

         1.  The name of the Company is Figgie International Inc.

         2. This Certificate of Amendment was unanimously approved by the Board of Directors of the Company and thereafter duly adopted by the stockholders thereof, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         3. Article FIRST of the Restated Certificate of Incorporation of the Company is hereby amended to read in its entirety as follows:

             FIRST: The name of the Corporation is Scott Technologies, Inc. (hereinafter the "Company").

         IN WITNESS WHEREOF, Figgie International Inc. has caused this Certificate of Amendment to be signed by Glen W. Lindemann, its President, and attested by Debra L. Kackley, its Secretary, this 21st day of May 1998.

                                             FIGGIE INTERNATIONAL INC.



                                             /s/ Glen W. Lindemann
                                             --------------------------
                                             Glen W. Lindemann



ATTEST:


/s/ Debra L. Kackley
--------------------
Debra L. Kackley